UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMARIN CORPORATION PLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

77 Sir John Rogerson’s Quay, Block C

Grand Canal Docklands, Dublin 2, Ireland

(Registered in England & Wales under Company No. 2353920)

NOTICE IS HEREBY GIVEN that a general meeting of the shareholders (the “General Meeting”) of Amarin Corporation plc, a public limited company registered in England and Wales (the “Company” or “we”), will be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, on February 28, 2023 at 3:00 p.m. local time. The Board of Directors of the Company (the “Board”) is calling the General Meeting following a requisition notice received from (i) Sarissa Capital Catapult Fund LLC, (ii) Sarissa Capital Hawkeye Fund LP, (iii) ISP Fund LP, (iv) Sarissa Capital Offshore Master Fund LP, (v) Sarissa Capital Master Fund II LP and (vi) Sarissa Capital Athena Fund Ltd (collectively, the “Sarissa Holders”), which are funds affiliated with Sarissa Capital Management LP (“Sarissa Capital” and, together with the Sarissa Holders and other funds and investment vehicles affiliated with Sarissa Capital, “Sarissa”) on January 10, 2023 requiring the Company to convene the General Meeting (as amended and restated on January 24, 2023, the “Requisition Notice”) pursuant to section 303 of the Companies Act 2006 (the “Companies Act”) for the purposes of considering and voting on the below resolutions, all of which are proposed as ordinary resolutions. At the date of delivery of the Requisition Notice, the Sarissa Holders were registered holders of an aggregate amount of 20,300,000 ordinary shares, nominal value 50 pence per share of the Company, which constituted approximately 5.02 per cent of the Company’s issued share capital as carries the right of voting at general meetings of the Company. The accompanying proxy statement is dated January 31, 2023, and together with the enclosed form of proxy card, is first being sent to shareholders on or about January 31, 2023.

The purpose of the general meeting will be to consider the following resolutions:

1.	That Per Wold-Olsen be removed from office as a director of the Company with immediate effect;

2.

That in the event any director is appointed after the Company’s receipt of the general meeting requisition notice dated January 10, 2023, and prior to the general meeting, each such director be removed from office as a director of the Company with immediate effect;

3.	That Patrice Bonfiglio having consented to act, be appointed as an additional director of the Company with immediate effect;

4.	That Paul Cohen, having consented to act, be appointed as an additional director of the Company with immediate effect;

5.	That Mark DiPaolo, having consented to act, be appointed as an additional director of the Company with immediate effect;

6.	That Keith L. Horn, having consented to act, be appointed as an additional director of the Company with immediate effect;

7.	That Odysseas Kostas, having consented to act, be appointed as an additional director of the Company with immediate effect;

8.	That Louis Sterling III, having consented to act, be appointed as an additional director of the Company with immediate effect; and

9.	That Diane E. Sullivan, having consented to act, be appointed as an additional director of the Company with immediate effect.

Our Board believes that the resolutions will not promote the success of, and are not in the best interests of, the Company and its shareholders as a whole. The Board therefore unanimously recommends you vote the WHITE proxy card “AGAINST” all of the resolutions to be proposed at the General Meeting.

You may receive solicitation materials from Sarissa, including a proxy statement and proxy card. We are not responsible for the accuracy of any information provided by or related to Sarissa or their nominees contained in solicitation materials filed or disseminated by them or on their behalf of or any other statements they or their representatives may make.

AFTER CAREFUL CONSIDERATION, OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” ALL OF THE RESOLUTIONS TO BE PROPOSED AT THE GENERAL MEETING USING THE ENCLOSED WHITE PROXY CARD OR BY FOLLOWING THE INSTRUCTIONS TO SUBMIT A PROXY FOR YOUR SHARES.

The Nominating and Corporate Governance Committee of the Board has conducted an evaluation of each of the director nominees proposed by Sarissa. On the basis of this review, our Board urges you not to sign or return any proxy card sent to you by Sarissa.

The Company does not expect that other items of business will be considered at the General Meeting.

Only shareholders who held shares at the close of business on the record date, January 23, 2023, may vote at the General Meeting, including any adjournment or postponement thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the General Meeting.

The Company’s principal executive offices are located at 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland. The registered office of the Company is One New Change, London EC4M 9AF, England.

As a public limited company organized under the laws of England and Wales and pursuant to the Company’s Articles of Association, the presence, in person or by proxy, of at least two shareholders entitled to vote at the General Meeting constitutes a quorum under English law for the transaction of business at the General Meeting. Consistent with the marketplace rules of the Nasdaq Stock Market, we will seek to ensure that the shareholders present at the meeting in person or by proxy represent at least one-third of our outstanding shares of voting stock. If a quorum is present at the General Meeting under English law, but is insufficient to meet the Nasdaq one-third threshold, the Chairman of the General Meeting will propose an ordinary resolution of the Company to seek consent (which is passed by a simple majority of members present (in person or by proxy) at the General Meeting voting in favour of it) to adjourn the General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to establish a quorum meeting the Nasdaq threshold.

YOUR VOTE IS IMPORTANT. A SHAREHOLDER OR ADS HOLDER MUST ACTIVELY VOTE TO HAVE AN IMPACT ON THE OUTCOME, POSITIVE OR NEGATIVE. WE STRONGLY ENCOURAGE SHAREHOLDERS AND ADS HOLDERS TO VOTE AND VOTE AGAINST ALL RESOLUTIONS IN ADVANCE OF THE GENERAL MEETING BY COMPLETING, DATING, SIGNING AND RETURNING A WHITE PROXY OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE GENERAL MEETING. NOT VOTING OR ABSTAINING FROM VOTING WILL NOT HELP DEFEAT THESE HARMFUL RESOLUTIONS. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CONTACT THE COMPANY’S PROXY SOLICITORS, MORROW SODALI LLC AND OKAPI PARTNERS LLC, AT:

Morrow Sodali LLC 509 Madison Avenue, 12th Floor New York, NY 10022 Toll-free: 1 (800) 662-5200 Collect: 1 (203) 658-9400 Email: AMRN@info.morrowsodali.com	Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor New York, NY 10036 Toll-free: 1-844-343-2625 International: +1-212-297-0720 Email: info@okapipartners.com

Sincerely,

Karim Mikhail
President and Chief Executive Officer

AMARIN CORPORATION PLC

PROXY STATEMENT FOR

GENERAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION	1
FORWARD-LOOKING STATEMENTS	4
BACKGROUND OF THE SOLICIATION	5
PROPOSAL NO. 1 THAT PER WOLD-OLSEN BE REMOVED FROM OFFICE AS A DIRECTOR OF THE COMPANY WITH IMMEDIATE EFFECT	9
PROPOSAL NO. 2 THAT IN THE EVENT ANY DIRECTOR IS APPOINTED AFTER THE COMPANY’S RECEIPT OF THE REQUISITION NOTICE, AND PRIOR TO THE GENERAL MEETING, EACH SUCH DIRECTOR BE REMOVED FROM OFFICE AS A DIRECTOR OF THE COMPANY WITH IMMEDIATE EFFECT	10
PROPOSALS NOS. 3, 4, 5, 6, 7, 8 AND 9 ELECTION OF DIRECTORS	11
ADDITIONAL BUSINESS	13
SOLICITATION OF PROXIES	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
PROXY FORM	16
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS	19

GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 28, 2023

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amarin Corporation plc, a public limited company registered in England & Wales (“Amarin”, the “Company”, “we” or “us”) for use at the general meeting of shareholders (the “General Meeting”), which is being convened following the Board’s receipt of a notice from a requisition notice received from (i) Sarissa Capital Catapult Fund LLC, (ii) Sarissa Capital Hawkeye Fund LP, (iii) ISP Fund LP, (iv) Sarissa Capital Offshore Master Fund LP, (v) Sarissa Capital Master Fund II LP and (vi) Sarissa Capital Athena Fund Ltd (collectively, the “Sarissa Holders”), which are funds affiliated with Sarissa Capital Management LP (“Sarissa Capital” and, together with the Sarissa Holders and other funds and investment vehicles affiliated with Sarissa Capital, “Sarissa”) on January 10, 2023 requiring the Company to convene the General Meeting (as amended and restated on January 24, 2023, the “Requisition Notice”) pursuant to section 303 of the Companies Act 2006 (the “Companies Act”) for the purposes of considering and voting on the below resolutions, all of which are proposed as ordinary resolutions. The Requisition Notice was delivered in accordance with section 303 of the United Kingdom Companies Act 2006 (the “Companies Act”). The General Meeting will be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on February 28, 2023 at 3:00 p.m. local time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of General Meeting, all of which are proposed as ordinary resolutions.

Please vote on the ordinary resolutions specified in the Notice of General Meeting by appointing a proxy. A form of WHITE proxy for use by registered holders of ordinary shares, nominal value 50 pence per share of the Company (“Ordinary Shares”) at the General Meeting is enclosed. Our Board believes that the resolutions will not promote the success of, and are not in the best interests of, the Company and its shareholders as a whole. The Board therefore unanimously recommends that you vote the WHITE proxy card “AGAINST” all of the resolutions to be proposed at the General Meeting. The Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) has conducted an evaluation of each of the nominees proposed by Sarissa (the “Sarissa Nominees”). On the basis of this review, our Board urges you not to sign or return any proxy card sent to you by Sarissa.

For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority)), by delivering the proxy either by hand or by post, at the offices of the Company’s registrars, Equiniti Limited of Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England (the “Registrars”) so as to be received by 3:00 p.m. London time on February 24, 2023 (the “Ordinary Share Instruction Date”). Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted “AGAINST” all of the resolutions to be proposed at the General Meeting, and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

Please note Sarissa has proposed individuals for election as directors at the General Meeting in an attempt to replace one of our current Board members and appoint seven additional directors to our Board. You may receive solicitation materials from Sarissa, including a proxy statement and proxy card. Please refer to Sarissa’s proxy statement for information related to their director nominees. You may access Sarissa’s proxy statement, and any other relevant documents, without cost on the Securities and Exchange Commission’s (“SEC”) website. We are not responsible for the accuracy of any information provided by or related to Sarissa or its nominees contained in solicitation materials filed or disseminated by them or on their behalf of or any other statements they or its representatives may make.

Shares Outstanding and Voting Rights

Amarin is registered in England & Wales and is therefore subject to the Companies Act, which, together with the Articles of Association of the Company (the “Articles”), governs the processes for shareholder voting at general meetings. There are a number of differences between English and U.S. law in relation to voting. At the General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded (either before or immediately after the result of a show of hands on that resolution is declared or on the withdrawal of any other demand for a poll) by (a) the Chairman of the meeting, (b) at least two shareholders of the Company entitled to vote at the meeting, (c) a shareholder or shareholders of the Company representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting (excluding any voting rights attached to shares in the Company that are held as treasury shares) or (d) a shareholder or shareholders of the Company holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting that are held as treasury shares). The Company will conduct the votes on all resolutions at the General Meeting by way of a poll to ensure that votes of all shareholders are counted.

Only holders of record of our Ordinary Shares at the close of business on January 23, 2023 (the “Record Date”), are entitled to notice of, and to attend and to vote at, the General Meeting. On the Record Date, approximately 413,176,715 Ordinary Shares were issued and 405,209,963 were outstanding and entitled to vote at the General Meeting, of which approximately 384,708,057 were held in the name of the Depositary (as defined below), which issues Company-sponsored American Depositary Shares (“ADSs” and, together with Ordinary Shares, “Shares”) which, in turn, each represent one Ordinary Share. With respect to all matters to be voted on at the General Meeting, each shareholder present has only one vote unless demand is made for a vote on a poll (in which case each shareholder gets one vote per Ordinary Share held). The presence, in person or by proxy, of at least two shareholders who hold Ordinary Shares as of the Record Date will constitute a quorum under English law for the transaction of business at the General Meeting. Consistent with the marketplace rules of the Nasdaq Stock Market, we will seek to ensure that the shareholders present at the meeting in person or by proxy represent at least one-third of our outstanding shares of voting stock. If a quorum is present at the General Meeting under English law, but is insufficient to meet the Nasdaq one-third threshold, the Chairman of the General Meeting will propose an ordinary resolution of the Company to seek consent (which is passed by a simple majority of members present (in person or by proxy) at the General Meeting voting in favour of it) to adjourn the General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to establish a quorum meeting the Nasdaq threshold.

Persons who hold Ordinary Shares directly on the Record Date (“record holders”) must return a proxy card in order to vote on the proposals.

Persons who hold ADSs through a bank, broker or nominee on the Record Date will receive documentation and instructions for voting such ADSs at the General Meeting, including the ADS voting instruction form, through such organization. The organization holding your account is considered the ADS record holder. Please reach out to that organization to provide your voting instructions.

ADS holders are not entitled to vote directly at the General Meeting, but an Amended and Restated Deposit Agreement dated as of November 4, 2011 (the “Deposit Agreement”), exists among the Company, Citibank, N.A. (the “Depositary”) and all holders and beneficial owners of ADSs issued thereunder pursuant to which registered holders of ADSs as of the Record Date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person (if permitted) or by delivery to the Company of a proxy) the Ordinary Shares registered in the name of the Depositary, in accordance with the instructions of the ADS holders. In the event that the Depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the Depositary is to vote the Ordinary Shares represented by such holder’s ADSs, the

Depositary will deem such ADS holder (unless otherwise specified in the notice distributed to ADS Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Instructions from ADS holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York time on February 22, 2023 (the “ADS Instruction Date”). ADS holders are therefore strongly encouraged to submit their voting instructions as soon as possible. Ordinary Shares represented by the ADSs for which ADS holders have not timely submitted valid voting instructions shall not be voted.

Persons who own Ordinary Shares indirectly on the Record Date through a brokerage firm, bank or other financial institution, must return a voting instruction form to such brokerage firm, bank or other financial institution to have their Ordinary Shares voted on their behalf. We encourage you to provide voting instructions to your brokerage firm, bank or other financial institution by giving your proxy to them as promptly as possible to ensure that your Ordinary Shares will be voted at the General Meeting according to your instructions. You should receive a WHITE voting instruction form from your brokerage firm, bank or other financial institution about how to submit your voting instructions to them at the time you receive this Proxy Statement.

The Company has retained the Registrars to hold and maintain its register of members. The Registrars will be engaged by the Company to send proxy forms to all registered members appearing on that register and to take delivery of completed proxy forms posted to it in accordance with the details above.

Each of the proposals will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on such proposal vote in favor of removing such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of removing such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome. Abstentions and broker non-votes will be counted for the purpose of determining the presence of absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The Company will conduct the votes on all resolutions at the General Meeting by way of a poll to ensure that votes of all shareholders are counted.

Sarissa is reported to beneficially own approximately 25,210,000 Shares as of January 10, 2023. Sarissa has proposed individuals for election as directors at the General Meeting in an attempt to replace one of our current Board members and appoint seven additional directors to our Board. Our Board believes that the resolutions will not promote the success of, and are not in the best interests of, the Company and its shareholders as a whole. The Board therefore unanimously recommends that you vote the WHITE proxy card “AGAINST” all of the resolutions to be proposed at the General Meeting. The NCG Committee has conducted an evaluation of each of the Sarissa Nominees. On the basis of this review, our Board urges you not to sign or return any proxy card sent to you by Sarissa.

To ensure your vote is counted on the proposed resolutions, shareholders are strongly encouraged to appoint the Chairman of the General Meeting as your proxy through the process described in this Proxy Statement. By voting in advance of the meeting, this ensures that your shares will be voted and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the General Meeting. Any record holder of our Ordinary Shares may attend the General Meeting in person and may revoke the enclosed form of proxy at any time by:

•	executing and delivering to the corporate secretary a later-dated proxy; or

•	voting in person at the General Meeting.

Beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution, as applicable, for information on how to do so. Generally, however, beneficial owners of our Ordinary Shares who wish to change or revoke their voting instructions may do so up until the Ordinary Shares Instruction Date or the ADS Instruction Date, as the case may be. To ensure your vote is counted on the proposed resolutions, shareholders are strongly encouraged to appoint the Chairman of the General Meeting as your proxy through the process described in this Proxy Statement. Beneficial owners of our Ordinary Shares who wish to attend the General Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding Ordinary Shares of the Company on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot vote in person at the General Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf.

Delivery of Proxy Materials

The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold Ordinary Shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact our proxy solicitors, Morrow Sodali LLC and Okapi Partners LLC at the below telephone numbers, emails or in writing at the addresses below. If you hold Ordinary Shares in the form of ADSs through the Depositary or hold Ordinary Shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

If you are currently a holder of Ordinary Shares sharing an address with another holder of Ordinary Shares and wish to receive only one copy of future proxy materials for your household, please contact Morrow Sodali LLC or Okapi Partners LLC at the below phone numbers or addresses.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitors, Morrow Sodali LLC and Okapi Partners LLC, at:

Morrow Sodali LLC 509 Madison Avenue, 12th Floor New York, NY 10022 Toll-free: 1 (800) 662-5200 Collect: 1 (203) 658-9400 Email: AMRN@info.morrowsodali.com	Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor New York, NY 10036 Toll-free: 1-844-343-2625 International: +1-212-297-0720 Email: info@okapipartners.com

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” under the federal securities laws relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in these forward-looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, and in our subsequently filed quarterly reports on Form 10-Q and our current reports on Form 8-K. Those factors are not ranked in any particular order.

BACKGROUND OF THE SOLICIATION

On November 15, 2021, Sarissa filed a Form 13F disclosing a 3.4% position in Amarin.

On January 24, 2022, Sarissa filed a Schedule 13D disclosing an increase in its position in Amarin to 6.06% and its intention to engage in discussions with the Company regarding “its investment … and ways to maximize the value of [Amarin’s] assets.”

On March 2, 2022, representatives of the Company attended a virtual meeting with Sarissa. During this meeting, the Company’s representatives discussed, among other things, Amarin’s pricing and geographical opportunities in Europe and the Middle East. During the meeting, the Sarissa representatives indicated Sarissa’s desire to propose a member to the Board but did not name any specific potential nominees.

On May 19, 2022, Karim Mikhail, the Company’s President and Chief Executive Officer as well as a director, sent an email to Sarissa representatives indicating that the Board has discussed Sarissa’s request to propose a Board member and requesting the name and background of any potential nominees as well as Sarissa’s availability for in-person meetings in early to mid-June.

Throughout May and June of 2022, the Company and Sarissa had subsequent correspondence regarding Sarissa providing potential nominees to the Board. During this correspondence Sarissa declined to provide the names of potential nominees to the Board despite the Company’s repeated requests that they do so.

On June 3, 2022, Sarissa filed an amendment to its Schedule 13D. The amendment disclosed no change in ownership but made reference to “investor concerns about the ability of leadership as currently constituted to navigate [the Company] during this critical time.” Sarissa also stated that its principals intended to seek representation on the Board.

On June 10, 2022, Mr. Wold-Olsen, Patrick O’Sullivan, Jason Marks, Lisa DeFrancesco and Mr. Mikhail met with representatives of Sarissa on behalf of the Company. The Sarissa representatives stated that Sarissa had received calls from concerned shareholders and indicated that Sarissa would be issuing guidance for Amarin investors regarding how Sarissa intended to vote on the proxy at the Annual Meeting. When asked about the additional value that would be created by Sarissa’s involvement on the Board, Sarissa cited “shareholder representation” and “shareholder perspective.” Sarissa also indicated that it would be seeking at least three seats on the Board. Sarissa did not provide the names of its nominees but indicated that it would provide them to the NCG Committee.

On June 15, 2022, Sarissa published a press release disclosing that Sarissa had been in discussions with the Company regarding its proposal to add directors to the Board and that Sarissa intended to vote “abstain” on all matters at the Annual Meeting. Also on June 15, 2022, Sarissa provided the Company with completed director and officer questionnaires for five proposed nominees: Odysseas Kostas, Mark DiPaolo, Patrice Bonfiglio, Shenstone Huang and Eric Trac. At the time, all were employees of Sarissa. Sarissa demanded that at least three of these individuals be appointed in a matter of days after the names were disclosed, asking the Board to abandon corporate governance best practices and circumvent the NCG Committee’s established process for evaluating director nominations.

On June 27, 2022, the Company held its Annual General Meeting. All matters set forth in the Company’s proxy statement for the Annual General Meeting were approved by the Company’s shareholders.

During July 2022, the Company engaged in further correspondence with Sarissa regarding the nominees in light of its ongoing refreshment process. The Company and Sarissa ultimately agreed to set up interviews with Mr. Kostas, Mr. DiPaolo and Ms. Bonfiglio and the NCG Committee. The Company made it clear that the Sarissa candidates would be evaluated against the Company’s preexisting established criteria and requested the availability of the Sarissa Candidates for the interviews.

On August 3, 2022, Sarissa requested a call with the Company to discuss the Company’s earnings from the second quarter. An approximately thirty-minute call was held later on the same day. The Sarissa team then requested an additional thirty-minute call to discuss the remainder of their questions regarding the Company’s earnings from the second quarter. Another follow-up call was held on August 9, 2022

During August 2022, members of the NCG Committee interviewed each of the Sarissa Candidates.

On August 30, 2022, the NCG Committee recommended to the Board that each of the three Sarissa Candidates be interviewed by the remaining five members of the Board.

Between September 12, 2022 and September 20, 2022, the remaining five members of the Board conducted interviews with each of the three Sarissa Candidates.

On October 11, 2022, Sarissa issued a press release indicating that it had commenced the process to requisition a general meeting of the Company to remove and replace certain directors. On the same day, Sarissa filed a Schedule 13D amendment reporting the commencement of the shareholder-requisitioned general meeting process and a 5.95% ownership position in Amarin.

On October 11, 2022, the Company issued a press release indicating that the Company has engaged with Sarissa in good faith and evaluated all potential board candidates with a defined and tailored list of necessary skillsets and that the Board’s consideration of these candidates, including the Sarissa Candidates, was in final stages. The press release also noted that the Company’s ongoing Board refreshment process, with the assistance of a renowned search firm, had already resulted in the appointment of three independent directors in the past year which added extensive and applicable experience and expertise to the Board.

On October 20, 2022, the Company appointed Adam Berger and Geraldine Murphy to the Board to serve until the Company’s 2023 annual general meeting of shareholders. The Company also announced that directors Lars Ekman and Patrick O’Sullivan would retire from the Board, effective as of December 31, 2022. In that same email, Mr. Wold-Olsen also offered to meet with Mr. DiPaolo on a quarterly basis.

Also on October 20, 2022, the chairman of the Board, Per Wold-Olsen, when unable to connect with Mr. DiPaolo by phone, emailed Mr. DiPaolo to inform him that the Board had decided not to proceed with his candidacy as a director of the Company.

On October 27, 2022, Mr. Wold-Olsen met with Mr. DiPaolo.

On January 5, 2023, the Company filed an amended Form 8-K in which it announced that, in connection with the retirement of Lars Ekman and Patrick J. O’Sullivan, on January 5, 2023, the Board appointed Adam Berger and Geraldine Murphy to the NCG Committee, designating Mr. Berger as Chair, effective immediately.

On January 10, 2023, the Company filed a Form 8-K announcing that, on January 9, 2023, the Board appointed Murray Stewart, DM, FRCP to the Board in connection with its ongoing refreshment process.

On January 10, 2023, Sarissa delivered a Requisition Notice to the Company (the “Original Requisition Notice”), which indicated three separate proposals to be put forth as ordinary resolutions. The proposals provided that (i) Per Wold-Olsen be removed from office as a director of the Company, (ii) in the event any director is appointed after the Company’s receipt of the general meeting requisition notice dated January 10, 2023, each such director be removed from office as a director of the Company with immediate effect, and (iii) Mr. Kostas, Mr. DiPaolo, Ms. Bonfiglio, Paul Cohen, Keith L. Horn, Louis Sterling III and Diane E. Sullivan each be appointed as a director of the Company with immediate effect. Simultaneous with the delivery of the Requisition Notice to the Company, Sarissa also delivered to the Company a request for a copy for a register of the Company’s members (the “Original Register Request”).

On January 11, 2023, Sarissa filed an amended Schedule 13D in which it disclosed an ownership position of approximately 6.24% in Amarin as well as its delivery of the Original Requisition Notice to the Company.

The Original Requisition Notice and the Original Register Request contained numerous errors. Problems with these materials included: (i) the requirement for an authorizing resolution (an “Authorizing Resolution”) to allow shareholders to consider a single resolution to elect all seven of the Sarissa nominees in a “bundled” resolution, and (ii) the potential to breach the 15-member limit for Board members under Article 108 of the Articles (the “Director Cap”) if Sarissa’s proposal to remove Mr. Wold-Olsen failed and all seven of Sarissa’s nominees received sufficient support such that, but for the Director Cap, they would all be elected. Rather than reject the Original Requisition Notice as invalid, Amarin notified Sarissa of the issues.

On January 16, 2023, on behalf of Amarin, representatives of Ropes & Gray LLP (“Ropes & Gray”), as counsel to Amarin, delivered a response letter (the “First Response Letter”) to Sarissa to identify deficiencies in the Original Requisition Notice and the Original Register Request, offer Sarissa the opportunity to correct these issues, and provide Sarissa potential solutions for certain problems. The First Response Letter, for example, noted Amarin’s assumption that Sarissa would introduce an Authorizing Resolution at the General Meeting and informed Sarissa that if they did not, Amarin would introduce such a resolution so Sarissa’s bundled director proposal could be validly presented at the General Meeting. The First Response Letter also requested that Sarissa resubmit (A) dated notices signed by the Sarissa nominees of their willingness to be elected (the “Director Nominee Notices”) within the timeframe specified under English law (or, alternatively confirm that such notices remained valid) and (B) the Original Register Request to include omitted details that were required under English law.

On January 17, 2023, Amarin filed its preliminary proxy statement with the SEC.

On January 19, 2023, Sarissa filed its preliminary proxy statement with the SEC (the “Sarissa Preliminary Proxy Statement”).

Sarissa did not contact Amarin about the issues raised in the First Response Letter before filing the Sarissa Preliminary Proxy Statement. Both the Sarissa Preliminary Proxy Statement and the preliminary form of proxy card presented the election of each Sarissa nominee in a separate resolution, contrary to the single resolution presented in the Original Requisition Notice. Sarissa had not been required to provide exact language for its resolution in a requisition notice, but, because Sarissa had elected to provide exact language, that language controls the presentation of the resolution at the Meeting. The Sarissa Preliminary Proxy Statement failed to match the Original Requisition Notice. In other words, Sarissa filed the Sarissa Preliminary Proxy Statement treating the vote on each Sarissa nominee as a separate matter despite submitting the Original Requisition Notice days earlier that contained a bundled resolution. The Sarissa Preliminary Proxy Statement failed, completely, to address the Director Cap, despite having been informed of the issue in advance of filing the Sarissa Preliminary Proxy Statement.

Later on January 19, 2023, representatives of Willkie Farr & Gallagher LLP (“Willkie Farr”), as counsel to Sarissa, contacted Ropes & Gray to request a call to discuss the First Response Letter. On the ensuing call that day, Willkie Farr asked that the Company (i) ignore the “bundled” resolution included in the Original Requisition Notice and treat it as unbundled and (ii) agree that, if the number of directors elected to the board at the General Meeting exceeds the Director Cap, then Sarissa, at that time, would choose which nominee would not join the board in order not to exceed the Director Cap. Sarissa’s proposed solution to the potential breach of the Director Cap was not disclosed in the Sarissa Preliminary Proxy Statement. Willkie Farr also requested that Amarin accept a representation from Willkie Farr that the notices signed by the Sarissa nominees remained in effect rather than provide notices meeting the requirements under English law.

On January 23, 2023, on behalf of Amarin, Ropes & Gray delivered a second response letter (the “Second Response Letter”) to Willkie Farr. The Second Response Letter (i) stated the Company’s view that shareholders should be informed, in advance of the General Meeting, of the Sarissa nominee who would not join the Board to avoid exceeding the Director Cap (in the event the proposal to remove Mr. Wold-Olsen failed and all seven of Sarissa’s nominees received sufficient support for election absent the Director Cap), (ii) requested that Sarissa resubmit the Director Nominee Notices in order to comply with English law, and (iii) noted the disconnect between the formulation of the bundled proposal to elect the Sarissa nominees included in the Original Requisition Notice and the separate proposals for the Sarissa nominees in the Sarissa Preliminary Proxy Statement, noting that the Company believed it lacked authority, under English law to amend unilaterally the applicable proposal in the Original Requisition Notice.

On January 24, 2023, Willkie Farr delivered a response letter (the “Willkie Farr Letter”) to Ropes & Gray, together with an amended and restated requisition notice dated January 24, 2023 (the “Amended and Restated Requisition Notice”) and a revised request of a copy for a register of the Company’s members. The revised request for a copy of the Company’s members addressed the deficiencies Amarin had previously identified for Sarissa. The Amended and Restated Requisition Notice addressed one of Sarissa’s initial errors, by replacing the “bundled” proposal to elect the Sarissa nominees with separate proposals for each nominee, thereby eliminating the need for an Authorizing Resolution at the General Meeting. The Willkie Farr Letter proposed that if the resolution to remove Mr. Wold-Olsen is defeated and all Sarissa nominees receive sufficient support that, but for the Director Cap, each would join the Board, the Sarissa nominee with the fewest votes in favor of appointment would not take up his or her place on the Board.

On January 25, 2023, on behalf of Amarin, Ropes & Gray responded to the Willkie Farr Letter by email, noting that Amarin has been advised that, under English law, (i) if the resolution to remove Mr. Wold-Olsen is defeated and the first six Sarissa nominees receive sufficient support for election, then the resolution to elect Sarissa’s seventh candidate would be invalid because no additional seats would be available at the time that resolution is presented; (ii) excluding the nominee with the fewest number of votes, regardless of the timing of presentation at the Meeting, would not comply with applicable law; and (iii) the default result would be that the last-listed director, Diane Sullivan, would not be validly put before the General Meeting for appointment since the proposal to elect her would be in breach of Amarin’s organizational documents. The Company requested that Sarissa either accept the default or propose an alternative, valid approach to determine the nominee who would not join the Board in the relevant scenario.

On January 26, 2023, Willkie sent an email to Ropes & Gray, claiming that Sarissa disagreed that it was required but accepting the default approach the Company had indicated would apply absent an alternative, valid proposal from Sarissa.

On January 30, 2023, Mr. Wold-Olsen conveyed a message to Sarissa through counsel expressing a willingness to interview two of Sarissa’s candidates as part of the Board’s ongoing refreshment process. These candidates were Paul Cohen, in light of his cardiology experience, and Diane Sullivan, in light of her commercial experience.

PROPOSAL NO. 1

THAT PER WOLD-OLSEN BE REMOVED FROM OFFICE AS A DIRECTOR OF THE COMPANY WITH IMMEDIATE EFFECT

Sarissa has proposed that Per Wold-Olsen be removed from office as a director of the Company with immediate effect.

Mr. Wold-Olsen, 76, joined Amarin as a non-executive director in January 2022. On May 16, 2022, the Board appointed Mr. Wold-Olsen as chairperson of the Board. Mr. Wold-Olsen is currently the chairman of the boards of directors of GN Store Nord A/S and Oncopeptides AB, and chair of the advisory committee of Novo Holdings, where he previously served as a member of its board of directors. Mr. Wold-Olsen also previously served as chairman of the boards of directors of Lundbeck A/S and the Medicines for Malaria Ventures, and as a member of the board of directors of Gilead Sciences, Inc. (NASDAQ: GILD). Mr. Wold-Olsen’s experience includes a 30-year tenure at Merck & Co., Inc., where he served as President of the Human Health Intercontinental Division from 2005 to 2006, and prior to that, as President of Human Health Europe, Middle East/Africa and Worldwide Human Health Marketing from 1997 to 2005. Mr. Wold-Olsen is a former chair of the Europe Committee of the Pharmaceutical Research and Manufacturers of America, and previously served as a member of the board of directors of the European Federation of Pharmaceutical Industries and Associations. Mr. Wold-Olsen has dual MBAs in Management/Marketing from the University of Wisconsin and in Economics/Administration from the Norwegian School of Management. The Board believes Mr. Wold-Olsen has the appropriate skills to serve as a member of our Board based on his significant leadership and international business experience in the pharmaceutical industry.

Vote Required

Proposal No. 1 will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of removing such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of removing such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome. Abstentions and broker non-votes will be counted for the purpose of determining the presence of absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The Company will conduct the vote by way of a poll to ensure that votes of all shareholders are counted.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the WHITE proxy card or, if no direction is made, then (i) in the case of a holder of Ordinary Shares, “AGAINST” all proposals set forth in this Proxy Statement or (ii) in the case of an ADS Holder, the Depositary will deem such ADS Holder (unless otherwise specified in the notice distributed to ADS Holders) to have instructed the Depositary to vote "AGAINST" the items set forth in such voting instructions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, USING THE WHITE PROXY CARD, “AGAINST”

PROPOSAL NO. 1.

PROPOSAL NO. 2

THAT IN THE EVENT ANY DIRECTOR IS APPOINTED AFTER THE COMPANY’S RECEIPT OF THE GENERAL MEETING REQUISITION NOTICE DATED JANUARY 10, 2023, AND PRIOR TO THE GENERAL MEETING, EACH SUCH DIRECTOR BE REMOVED FROM OFFICE AS A DIRECTOR OF THE COMPANY WITH IMMEDIATE EFFECT

Sarissa has proposed that in the event any director is appointed after the Company’s receipt of the Requisition Notice, and prior to the General Meeting, each such director be removed from office as a director of the Company with immediate effect.

The Board does not expect to appoint any new directors to the Board between the date of the Company’s receipt of the Requisition Notice and prior to the General Meeting. As a result, the Board believes that Proposal No. 2 is irrelevant.

Vote Required

Proposal No. 2 will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of removing such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of removing such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome. Abstentions and broker non-votes will be counted for the purpose of determining the presence of absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The Company will conduct the vote by way of a poll to ensure that votes of all shareholders are counted.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the WHITE proxy card or, if no direction is made, then (i) in the case of a holder of Ordinary Shares, “AGAINST” all proposals set forth in this Proxy Statement or (ii) in the case of an ADS Holder, the Depositary will deem such ADS Holder (unless otherwise specified in the notice distributed to ADS Holders) to have instructed the Depositary to vote "AGAINST" the items set forth in such voting instructions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, USING THE WHITE PROXY CARD, “AGAINST”

PROPOSAL NO. 2.

PROPOSALS NOS. 3, 4, 5, 6, 7, 8 AND 9

ELECTION OF DIRECTORS

Sarissa has proposed that Patrice Bonfiglio, Paul Cohen, Mark DiPaolo, Keith L. Horn, Odysseas Kostas, Louis Sterling III and Diane E. Sullivan, having consented to act, be appointed as an additional director of the Company with immediate effect at the General Meeting in an attempt to appoint seven new directors to the Board.

The NCG Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the NCG Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, as set forth in the charter of the NCG Committee, it considers whether the nominee satisfies the following minimum criteria: has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; is highly accomplished in his or her field, with superior credentials and recognition; is well regarded in the community and has a long-term reputation for the highest ethical and moral standards; has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; has a demonstrated history of actively contributing at board meetings (to the extent that the nominee serves or has previously served on other boards). In addition to these minimum qualifications, the NCG Committee recommends that the Board select persons for nomination to help ensure that: a majority of the Board shall be independent in accordance with in the listing standards of the Nasdaq Global Select Market; each of the Company’s Audit, Remuneration and NCG Committees shall be comprised entirely of independent directors; and at least one member of the Audit Committee shall qualify as an audit committee financial expert as defined by SEC rules. In addition, the NCG Committee may consider whether the nominee has direct experience in the pharmaceutical, biotechnology or healthcare industries or in the markets in which the Company operates and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of background and experience. Although the NCG Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

Members of the NGC Committee and the Board interviewed Mr. Kostas, Mr. DiPaolo and Ms. Bonfiglio as noted in the section of this Proxy Statement entitled “Background of the Solicitation”. After assessing each of these candidates, the Board determined not to appoint Mr. Kostas, Mr. DiPaolo and Ms. Bonfiglio to the Board. Prior to its requisition, Sarissa never suggested Mr. Cohen, Mr. Horn, Mr. Sterling or Ms. Sullivan as potential director candidates. The NGC Committee has reviewed publicly available information regarding these candidates. For additional information about the Sarissa nominees, please refer to the Sarissa Preliminary Proxy Statement, any amendments thereto and, when available, to Sarissa’s definitive proxy statement.

The Company has refreshed approximately 70% of the Board over the last year. Additionally, the Board believes that a 15-person Board is too large for a company this size.

If elected, the new directors will serve a tenure as provided in the Company’s Articles of Association, which require that one-third of the Company’s directors for the time being (or if their number is not a multiple of three, the number nearest to but not exceeding one-third) must retire from office at every annual general meeting of the Company and can be eligible for re-election. Pursuant to the Company’s Articles of Association, the directors to retire at each annual general meeting are any directors who wish to retire and not offer themselves for re-election and then any further directors who have been in office the longest since their last election. If the director in question is re-elected at each annual general meeting at which he or she is required to retire, then his or her appointment could be for an unlimited period. In order for a director to be re-elected, the resolution approving the re-election must be passed by a simple majority of shareholders present (whether in person or by proxy) and voting at the meeting.

After reviewing the qualifications of potential Board candidates, the NCG Committee presents its recommendations to the Board, which selects the final director nominees. Our Board unanimously recommends that you vote the WHITE proxy card “AGAINST” all of the resolutions to be proposed at the General Meeting. The NCG Committee has conducted an evaluation of the prospective directors and carefully reviewed and considered each of the Sarissa Nominees. As of the date of this Proxy Statement, the Board has determined to recommend against Sarissa’s proposal to add the seven Sarissa nominees to the Board. Our Board urges you not to sign or return any proxy card sent to you by Sarissa.

Exhibit A sets forth information relating to our directors and certain of our officers and employees who are considered “participants” in our solicitation under the SEC rules by reason of their position as directors of the Company or because they were soliciting proxies on our behalf.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitors, Morrow Sodali LLC and Okapi Partners LLC, at:

Morrow Sodali LLC 509 Madison Avenue, 12th Floor New York, NY 10022 Toll-free: 1 (800) 662-5200 Collect: 1 (203) 658-9400 Email: AMRN@info.morrowsodali.com	Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor New York, NY 10036 Toll-free: 1-844-343-2625 International: +1-212-297-0720 Email: info@okapipartners.com

Vote Required

The Requisition Notice contemplates the addition of seven new directors to the Board and the removal of one incumbent director. If seven new directors are added but the incumbent director is not removed, then the Board would have 16 members, exceeding the 15-member limit prescribed in Article 108 of the Articles. None of Proposals 3, 4, 5, 6, 7, 8, or 9 is conditioned upon the passage of Proposal 1. As a result, Proposal 9, to elect Sarissa’s seventh nominee, would be legally invalid because no additional seats would be available at the time that proposal is passed. The default result would be that Diane Sullivan will not be validly appointed at the General Meeting since her election would be in breach of Amarin’s Articles.

Each of Proposals Nos. 3, 4, 5, 6, 7 and 8 and, if validly put before the General Meeting, Proposal 9, will be approved and the Sarissa Nominees will be elected to the Board if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such proposal or (ii) on a poll, a majority of the Shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of such proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome. Abstentions and broker non-votes will be counted for the purpose of determining the presence of absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The Company will conduct the vote by way of a poll to ensure that votes of all shareholders are counted.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the WHITE proxy card or, if no direction is made, then (i) in the case of a holder of Ordinary Shares, AGAINST all proposals set forth in this Proxy Statement or (ii) in the case of an ADS Holder, the Depositary will deem such ADS Holder (unless otherwise specified in the notice distributed to ADS Holders) to have instructed the Depositary to vote “AGAINST” the items set forth in such voting instructions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“AGAINST”

PROPOSALS NOS. 3, 4, 5, 6, 7, 8 AND 9.

ADDITIONAL BUSINESS

As of the date of this Proxy Statement, we know of no other matters to be submitted to a vote of shareholders at the General Meeting. If any other matter is properly brought before the General Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

SOLICITATION OF PROXIES

The Company will pay all of the costs of soliciting proxies on behalf of the Board. We will provide copies of our proxy materials to Citibank, N.A. as the Depositary, brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.

We have engaged Morrow Sodali LLC and Okapi Partners LLC to assist us in the distribution and solicitation of proxies for fees not expected to exceed $450,000 in the aggregate plus expenses. Morrow Sodali LLC expects that approximately 45 of its employees will assist in the solicitation of proxies, and Okapi Partners LLC expects that approximately 50 of its employees will assist in the solicitation of proxies. The Company estimates that its additional out-of-pocket expenses will be $7,350,000 in the aggregate, of which approximately $4,315,000 has been spent to date. Such additional solicitation costs are expected to include the fees incurred to retain Morrow Sodali LLC and Okapi Partners LLC as the Company’s proxy solicitors, as discussed above, fees of public relation advisors to advise the Company in connection with contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to shareholders including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owner and the costs of retaining an independent inspector of elections. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by email, telephone, facsimile or personal solicitation.

YOUR VOTE IS IMPORTANT. A SHAREHOLDER OR ADS HOLDER MUST ACTIVELY VOTE TO HAVE AN IMPACT ON THE OUTCOME, POSITIVE OR NEGATIVE. WE STRONGLY ENCOURAGE SHAREHOLDERS AND ADS HOLDERS TO VOTE AND VOTE AGAINST ALL RESOLUTIONS IN ADVANCE OF THE GENERAL MEETING BY COMPLETING, DATING, SIGNING AND RETURNING A WHITE PROXY OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE GENERAL MEETING. NOT VOTING OR ABSTAINING FROM VOTING WILL NOT HELP DEFEAT THESE HARMFUL RESOLUTIONS. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CONTACT THE COMPANY’S PROXY SOLICITORS, MORROW SODALI LLC AND OKAPI PARTNERS LLC, AT:

Morrow Sodali LLC 509 Madison Avenue, 12th Floor New York, NY 10022 Toll-free: 1 (800) 662-5200 Collect: 1 (203) 658-9400 Email: AMRN@info.morrowsodali.com	Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor New York, NY 10036 Toll-free: 1-844-343-2625 International: +1-212-297-0720 Email: info@okapipartners.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 of the Exchange Act) of our outstanding Ordinary Shares for (i) each of our directors, (ii) each of our “named executive officers,” (iii) all of our directors and executive officers as a group, and (iv) persons known to us to beneficially hold more than 5% of our outstanding Ordinary Shares. Unless otherwise noted, the following information is presented as of January 23, 2023.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to our Ordinary Shares. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, Ordinary Shares or ADSs, as the case may be, issuable under stock options, warrants, restricted stock units (“RSUs”) or other convertible securities that are vested or exercisable within 60 days of January 23, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s) or other convertible securities but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their Ordinary Shares, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Amarin Pharma, Inc., 440 US Highway 22, Bridgewater, New Jersey 08807.

The percentage of Shares beneficially owned is computed on the basis of 405,209,963 Ordinary Shares outstanding as of January 23, 2023.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent of Class
Greater than 5% Holders:
Sarissa Capital Management LP(1)	25,210,000	6.22
Current directors and named executive officers:
Karim Mikhail(2)	766,106	*
Adam M. Berger	—	—
Erin Enright	—	—
Jan van Heek(3)	226,705	*
Geraldine Murphy	—	—
Per Wold-Olsen(4)	252,569	*
Kristine Peterson(5)	256,384	*
Murray W. Stewart, D.M., F.R.C.P.	—	—
Alfonso Zulueta	—	—
Steven B. Ketchum, Ph.D.(6)	947,574	*
Aaron D. Berg(7)	1,099,561	*
Thomas C. Reilly	—	—
Michael W. Kalb(8)	736,596	*
Jason Marks(9)	222,539	*
All current directors and executive officers as a group (12 persons)(10)	3,548,899	*

*	Represents beneficial ownership of less than one percent.
(1)

Based on information provided in a Schedule 13D/A filed by Sarissa Capital, Alexander J. Denner (together with Sarissa Capital, the “Sarissa Reporting Persons”) and Louis Sterling III on January 11, 2023. Sarissa Capital and the fund and other private investment vehicles for which Sarissa Capital acts as the investment advisor own the 25,210,000 Shares (the “Sarissa Shares”). Sarissa Capital has the authority to vote and to dispose of the Sarissa Shares. Alexander J. Denner, Ph.D is the Chief Investment Officer, and by virtue of his control of the ultimate general partner, of Sarissa Capital, and, by virtue of such positions, may be deemed to have beneficial ownership of the Shares. The address for Sarissa Capital and Alexander J. Denner is 660 Steamboat Road, Greenwich, CT 06830. Mr. Sterling may be deemed to be the beneficial owner of an additional 117,772 Shares (the “Sterling Shares”). Mr. Sterling has sole power to vote and dispose the Sterling Shares. The address for Mr. Sterling is 133 Gale Drive, Beverly Hills, CA 90211. The Sarissa Reporting Persons and Mr. Sterling may be deemed to have formed a group within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended, and may be deemed to beneficially own, in the aggregate, 25,327,772 Shares representing approximately 6.25% of the outstanding Shares. The Sarissa Reporting Persons disclaim beneficial ownership of the Sterling Shares. Mr. Sterling disclaims beneficial ownership of the Sarissa Shares.
(2)

Includes 114,784 Shares directly owned, 410,288 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023, and 241,034 Shares issuable upon the vesting of RSUs within 60 days of January 23, 2023.

(3)	Includes 14,168 Shares directly owned and 212,537 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023.
(4)	Includes 149,000 Shares directly owned and 103,569 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023.
(5)	Includes 256,384 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023.
(6)

Includes 544,021 Shares directly owned, 323,519 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023, and 80,034 Shares issuable upon the vesting of RSUs within 60 days of January 23, 2023.

(7)

Includes 451,180 Shares directly owned, 539,214 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023, and 109,167 Shares issuable upon the vesting of RSUs within 60 days of January 23, 2023.

(8)	Includes 337,314 Shares directly owned per his final Form 4 filed on August 2, 2022 and 399,282 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023.
(9)

Includes 21,917 Shares directly owned per his final Form 4 filed on August 23, 2022, 99,388 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023, and 101,234 Shares issuable upon the vesting of RSUs within 60 days of January 23, 2023.

(10)

Includes an aggregate of 1,273,153 Shares directly owned, 1,845,511 Shares issuable upon the exercise of options exercisable within 60 days of January 23, 2023 and 430,235 Shares issuable upon the vesting of RSUs within 60 days of January 23, 2023 held by our current directors and executive officers as a group.

PROXY FORM

AMARIN CORPORATION PLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For use at the General Meeting to be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at 3:00 p.m. local time on February 28, 2023.

I/We

(Name in full block capitals please)

of

being (a) member(s) of Amarin Corporation plc (the “Company”) hereby appoint the Chairman of the meeting or (see note 6 below)

as my/our proxy to attend, speak and vote for me/us and on my/our behalf as identified by an “X” in the appropriate box below at the General Meeting of the Company to be held at 3:00 p.m. local time on February 28, 2023 and at any adjournment of the General Meeting. The proxies, in their discretion, are further authorized to vote (A) against the election of a person to the Board of Directors of the Company if (x) any nominee named becomes unable to serve or for good cause will not serve or (y) Sarissa (as defined below) abandons its proposals to elect the individuals listed below to the Board of Directors of the Company or any such individual otherwise declines to serve as a director and (B) on other matters which may properly come before the General Meeting and any adjournments or postponements thereof.

I/We instruct my/our proxy to vote as follows:

	Resolutions Proposed by (i) Sarissa Capital Catapult Fund LLC, (ii) Sarissa Capital Hawkeye Fund LP, (iii) ISP Fund LP, (iv) Sarissa Capital Offshore Master Fund LP, (v) Sarissa Capital Master Fund II LP and (vi) Sarissa Capital Athena Fund Ltd. (collectively, “Sarissa”)	For	Against	Abstain (see note 2)	Discretionary (see note 3)
1.	That Per Wold-Olsen be removed from office as a director of the Company with immediate effect.
2.	That in the event any director is appointed after the Company’s receipt of the general meeting requisition notice dated January 10, 2023, requiring the Company to convene the General Meeting, and prior to the General Meeting, each such director be removed from office as a director of the Company with immediate effect.
3.	That Patrice Bonfiglio, having consented to act, be appointed as an additional director of the Company with immediate effect.
4.	That Paul Cohen, having consented to act, be appointed as an additional director of the Company with immediate effect.

5.	That Mark DiPaolo, having consented to act, be appointed as an additional director of the Company with immediate effect.
6.	That Keith L. Horn, having consented to act, be appointed as an additional director of the Company with immediate effect.
7.	That Odysseas Kostas, having consented to act, be appointed as an additional director of the Company with immediate effect.
8.	That Louis Sterling III, having consented to act, be appointed as an additional director of the Company with immediate effect.
9.	That Diane E. Sullivan, having consented to act, be appointed as an additional director of the Company with immediate effect.

Dated
Signature(s)

This proxy, when properly executed, will be voted in the manner directed therein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Notes:

1.

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any indication, this proxy will be voted in accordance with the recommendations of the Board of Directors. The proxy may also vote or abstain from voting as he/she thinks fit on any other business which may properly come before the meeting.

2.	If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution.

3.	If you mark the box “discretionary”, the proxy can vote as it chooses or can decide not to vote at all.

4.

The form of proxy should be signed and dated by the member or his attorney duly authorised in writing. If the appointer is a corporation this proxy should be under seal or under the hand of an officer or attorney duly authorised. Any alteration made to the form of proxy should be initialed.

5.

To be valid, this form of proxy, together with a duly signed and dated power of attorney or any other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority) must be signed and dated and lodged, by delivering the proxy either by hand or by post, at the Company’s registrars at the address below, so as to be received by 3:00 p.m. London time on February 24, 2023.

6.

A proxy need not be the Chairman of the meeting. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else to act as your proxy, you may strike out the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint to act as your proxy in the space provided. All amendments to this form must be initialed. If you sign and return this form with no name inserted in the space provided, the Chairman of the meeting will be deemed to be your proxy. A member may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise rights attached to different shares. A proxy need not be a member of the Company but must attend the meeting. Where someone other than the Chairman of the meeting is appointed as a proxy, the member appointing him/her is responsible for ensuring that they attend the meeting and are aware of his/her voting intentions. If a member wishes his/her proxy to speak on his/her behalf at the meeting, he/she will need to appoint someone other than the Chairman of the meeting and give his/her instructions directly to them.

7.

In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

8.

Completion and return of a form of proxy will not preclude a member from attending, speaking and voting at the meeting or any adjournment thereof in person. If a proxy is appointed and the member attends the meeting in person, the proxy appointment will automatically be terminated.

9.

Resolutions 3, 4, 5, 6, 7, 8 and 9 contemplate the addition of seven new directors and Resolution 1 contemplates the removal of one incumbent director. If seven new directors are added to the Board of Directors of the Company but the incumbent director is not removed, then the Board of Directors of the Company would have 16 members, exceeding the 15-member limit prescribed in the Company’s articles of association. None of Resolutions 3, 4, 5, 6, 7, 8, or 9 is conditioned upon the passage of Resolution 1. As a result, Resolution 9, to elect Sarissa’s seventh nominee, would be legally invalid because no additional seats would be available at the time that Resolution is passed. The default result would be that Diane Sullivan will not be validly appointed at the General Meeting since her election would be in breach of the Company’s articles of association.

Address for lodgment of Proxies:

Equiniti

Aspect House

Spencer Road

Lancing

West Sussex

United Kingdom

BN99 6DA

EXHIBIT A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

Amarin Corporation plc (“Amarin” or the “Company”) is referred to in this Exhibit A as “we,” “us” and “our.”

The following tables (“Directors” and “Officers and Employees”) set forth the name, present principal occupation and business address of each of the Company’s directors, officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be “participants” in our solicitation of proxies from our shareholders in connection with the General Meeting.

Directors

The name and present principal occupation of each of our directors are set forth below. The business address of our current directors is c/o Amarin Pharma, Inc., 440 US Highway 22, Bridgewater, New Jersey 08807.

Name	Principal Occupation
Erin Enright	Managing Member, Prettybrook Partners LLC
Jan van Heek	Principal, Partner, BioPoint Group LLC
Karim Mikhail	President, Chief Executive Officer, Amarin Corporation plc
Per Wold-Olsen	Chairman of Board of Directors, Lundbeck A.S and GN Store Nord A/S
Kristine Peterson	Former (Retired) Chief Executive Officer, Valeritas, Inc.
Alfonso Zulueta	Former (Retired) President, International Business Unit, Eli Lilly and Company
Geraldine Murphy	Founder and Managing Partner, Evolution-Partners
Adam M. Berger	Managing Partner, Three Peaks Partners
Murray W. Stewart, D.M., F.R.P.C.	Chief Medical Officer, Rhythm Pharmaceuticals, Inc.

Officers and Employees

The names and principal occupation of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Amarin Pharma, Inc., 440 US Highway 22, Bridgewater, New Jersey 08807.

Name	Principal Occupation
Karim Mikhail	President, Chief Executive Officer and Director
Thomas C. Reilly	Chief Financial Officer
Lisa DeFrancesco	Senior Vice President, Corporate Affairs and Investor Relations

Information Regarding Ownership of Amarin Securities by Participants

The number of our Ordinary Shares held by our directors and named officers as of January 23, 2023 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of the proxy statement for the General Meeting.

The number of shares of Ordinary Shares held by our other employees and officers who are considered “participants” in our solicitation of proxies are set forth in the below table, including the number of securities beneficially owned by such employees and officers as of January 23, 2023 for which beneficial ownership can be acquired within 60 days of such date.

	BENEFICIAL OWNERSHIP(1)
BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL
Lisa DeFrancesco	75,001	*
All current executive officers and directors as a group (12 persons)	3,548,899	*

*	Less than 1% of the outstanding shares of our common stock.
1

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to our Ordinary Shares. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, Ordinary Shares, or ADSs, as the case may be, issuable under options, warrants, RSUs or other convertible securities that are vested or exercisable within 60 days of January 23, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, RSUs, warrant(s) or other convertible securities but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On January 23, 2023, we had 405,209,963 Ordinary Shares outstanding. Unless otherwise indicated, the address of all listed shareholders is c/o Amarin Pharma, Inc., 440 US Highway 22, Bridgewater, New Jersey 08807. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Ordinary Shares Purchased or Sold

The following table sets forth information regarding purchases and sales of the Company’s securities by each participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Description		Security
Adam M. Berger	10/20/2022	302,122	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	10/20/2022	247,707	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Lisa DeFrancesco	02/01/2022	100,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	02/01/2022	100,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Erin Enright	06/27/2022	115,919	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	06/27/2022	93,750	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)
	05/16/2022	223,719	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	05/16/2022	180,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Karim Mikhail	12/30/2022	11,367	Disposition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	RSUs (Restricted Stock Units)
	12/30/2022	11,367	Acquisition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	Ordinary Shares
	12/30/2022	1,270	Disposition	Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3	Ordinary Shares
	07/01/2022	33,333	Disposition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	RSUs (Restricted Stock Units)
	07/01/2022	33,333	Acquisition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	Ordinary Shares
	07/01/2022	10,780	Disposition	Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3	Ordinary Shares
	04/12/2022	71,734	Disposition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	RSUs (Restricted Stock Units)
	04/12/2022	71,734	Acquisition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	Ordinary Shares
	04/12/2022	20,631	Disposition	Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3	Ordinary Shares
	02/04/2022	791,300	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	02/04/2022	623,100	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)
	12/31/2021	11,367	Disposition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)
	12/31/2021	11,367	Acquisition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	Ordinary Shares
	12/31/2021	3,876	Disposition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	Ordinary Shares
	07/01/2021	33,334	Disposition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Transaction Date	# of Shares	Description		Security
07/01/2021	33,334	Acquisition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	Ordinary Shares
07/01/2021	9,794	Disposition	Exercise or conversion of derivative security exempted pursuant to Rule 16b-3	Ordinary Shares
04/12/2021	290,200	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
04/12/2021	215,200	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)
01/04/2021	46,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
01/04/2021	34,100	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Geraldine Murphy	10/20/2022	302,122	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	10/20/2022	247,707	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Kristine Peterson	06/27/2022	115,919	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	06/27/2022	93,750	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)
	06/14/2021	45,953	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	06/14/2021	36,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Thomas C. Reilly	07/01/2022	100,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	07/01/2022	100,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Murray W. Stewart, D.M., F.R.P.C.	1/9/2023	223,560	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	1/9/2023	182,433	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Jan Van Heek	06/27/2022	115,919	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	06/27/2022	93,750	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)
	06/14/2021	45,953	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	06/14/2021	36,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Per Wold-Olsen	06/27/2022	122,359	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	06/27/2022	98,959	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)
	06/13/2022	55,000	Acquisition	Open market or private purchase of non-derivative or derivative security	Ordinary Shares
	01/10/2022	103,569	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	01/10/2022	81,082	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Name	Transaction Date	# of Shares	Description		Security
Alfonso Zulueta	06/27/2022	115,919	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	06/27/2022	93,750	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)
	05/16/2022	223,719	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	Warrants/Options
	05/16/2022	180,000	Acquisition	Grant, award, or other acquisition pursuant to Rule 16b-3(d)	RSUs (Restricted Stock Units)

Miscellaneous Information Concerning Participants

Other than as set forth in this Exhibit A or the Proxy Statement, none of the participants or their associates

(i) beneficially owns, directly or indirectly, any Ordinary Shares of the Company or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the General Meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Exhibit A or the Proxy Statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

None of the participants listed has been convicted in a criminal proceeding within the past ten (10) years.